STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

December 28, 2006

Job Number: C20061228-1026
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060831243-89	Stock Split	1 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Entity #:
E0463492005-5
Document Number:
20060831243-89

Date Filed:
12/28/2006 9:51:23 AM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Farrier Resources Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
90,000,000 common stock, $0.001 par value
10,000,000 preferred stock, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
270,000,000 common stock, $0.001 par value
No change in preferred shares

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
21,354,000 common shares
No preferred shares

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
None

7. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: ______________ President
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.